Exhibit 10.4
Form of Horsehead Holding Corp.
Second Amended and Restated Stock Option Grant Agreement
This Second Amended and Restated Stock Option Grant Agreement (the “Grant Agreement”), dated as of November 30, 2006, evidences the grant of an option pursuant to the provisions of the Second Amended and Restated 2004 Stock Option Plan (the “Plan”) of Horsehead Holding Corp. (the “Company”) to the individual whose name appears below (the “Optionee”), and amends and restates in its entirety the grant agreement (the “Original Grant Agreement”) issued to Optionee pursuant to the provisions of the 2004 Stock Option Plan of the Company on September 15, 2004 (the “Effective Date”), which grant agreement was amended and restated on December 15, 2005, and covered shares of Non-Voting Common Stock of the Company. The certificate of incorporation of the Company has, on or prior to the date hereof, been amended and restated to provide for a single class of common stock, which shall be voting Common Stock (the “Shares”) and to give effect to a split of such Shares, and therefore the Original Grant Agreement is hereby amended and restated in its entirety to provide that the option granted by the Original Grant Agreement shall be exercisable, on the following terms and conditions, for Shares of the Company. Optionee agrees and acknowledges that this Grant Agreement replaces all previously issued grant agreements, including the grant agreement made on         , and renders all grant agreements previously issued to the undersigned void and of no further force and effect.
1.	Name of the Optionee:

2.	Number of Shares subject to this option:

3.	Exercise price per Share subject to this option:

4.	Date of original grant of this option:

5.	Type of option: Non-qualified Option

6.	Vesting: 100% of the total number of Shares subject to this option shall vest as of the date hereof.

7.	All or any portion of this option can be exercised at any time prior to September 15, 2014. Notwithstanding anything to the contrary contained herein, (i) this option shall not be exercisable, and shall be void and of no further force and effect, (x) after the expiration of the option term and (y) on and after the start of the date on which the Optionee breaches or violates any of the terms or provisions hereof, including without limitation any provision of Annex A hereto, and (ii) this option shall in no event be exercisable for more than the total number of Shares provided for in Section 2 hereof.

8.	This option shall be exercisable only if the Optionee is, at the time of exercise, an employee of the Company; provided that if the Optionee’s termination of employment (i) is not voluntary (other than a termination for Cause), then any portion of the option may also be exercised after the date of termination but on or before the 15th day of the third calendar month following the date of termination or (ii) is due to death or Disability (as defined in the Plan), then any portion of the option may also be exercised after the date of termination but on or before the later of (A) December 31 of the year in which the Optionee’s employment terminates or (B) the 15th day of the third calendar month after the date on which the Optionee’s employment terminates. If

Optionee’s employment is terminated for Cause, then this option shall expire on the day preceding such termination.

9.	The Optionee agrees to abide by the covenants and agreements set forth in Annex A hereto and incorporated by reference herein, and acknowledges that the option being granted herein constitutes adequate and sufficient consideration in support of such covenants and agreements.

10.	The Optionee hereby acknowledges, understands, and agrees that by signing this Grant Agreement, the Optionee voluntarily and irrevocably forfeits any and all rights, title, and interests the Optionee has or may have had in, to and under (a) any option agreement, option letter, or other similar document pursuant to which the Company (or any Subsidiary or affiliate thereof) may have previously granted, or offered to grant, options in the Company (or any Subsidiary or affiliate thereof) to the Optionee and (b) any oral or written commitment or promise regarding options that the Company (or any Subsidiary or affiliate thereof) may have made to the Optionee, except as to any options that have been previously exercised and paid for by the Optionee.

11.	If the Optionee is entitled to exercise this option, and wishes to do so, in whole or in part, the Optionee shall submit to the Company a notice of exercise, in the form attached as Annex B hereto or such other form as may hereinafter be designated by the Company (in its sole discretion), specifying the exercise date and the number of Shares to be purchased pursuant to such exercise, and shall remit to the Company in a form satisfactory to the Company (in its sole discretion) the exercise price, plus an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with such exercise (as determined by the Company).

12.	The Optionee hereby acknowledges receipt of a copy of the Plan attached hereto as Annex C as presently in effect. All of the terms and conditions of the Plan are incorporated herein by reference (including, without limitation, the repurchase provisions of Paragraph 20 of the Plan) and this option is subject to such terms and conditions in all respects. Capitalized terms that are used but not otherwise defined herein shall have the meanings given to such terms in the Plan. This Grant Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede any prior written or oral agreements.

13.	Except as otherwise provided herein and notwithstanding anything to the contrary in the Plan, any provision of this Grant Agreement may be amended or waived with the prior written consent of the Company and either (i) the Optionee or (ii) the Plan participants who have been granted options to purchase a majority of the options under the Plan (based on the number of underlying Shares issuable upon the exercise of all such options) theretofore granted under the Plan (unless the Optionee will be treated in a manner different from other Plan participants, in which case the Optionee’s written consent will also be required).

14.	The Optionee hereby acknowledges, agrees and confirms that, upon his or her exercise of this option, the Optionee will be deemed to be a party to the Securityholders’ Agreement attached hereto as Annex D, to the extent that such agreement has not previously been terminated, and shall have all of the rights and obligations of the “Minority Stockholders” thereunder as if the Optionee had executed the Securityholders’ Agreement. The Optionee hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Securityholders’ Agreement, to the extent such agreement is still in effect.

Nothing in the Plan or this Grant Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or affiliates, or interfere in any way with any right of the Company or any of its Subsidiaries or affiliates to terminate such employment at any time for any reason whatsoever (whether for cause or without cause) without liability to the Company or any of its Subsidiaries or affiliates.

Accepted and Agreed:

Optionee:	Horsehead Holding Corp.

By:	By:

Name:	Name:
Title:

Attachments:	Annex A (Covenants and Agreements of Optionee)
Annex B (Form of Exercise Notice)
Annex C (The Plan)
Annex D (Securityholders Agreement)

ANNEX A
COVENANTS AND AGREEMENTS OF OPTIONEE
          The Optionee acknowledges the time and expense incurred by the Company in connection with developing proprietary and confidential information in connection with the Company’s business and operations. The Optionee agrees that he or she will not, whether during his or her service as an employee of the Company or its Subsidiaries or at any time thereafter, divulge, communicate, or use to the detriment of Sun Capital Partners, Inc., the Company or any of their respective Subsidiaries and affiliates (the “Group”) or any other person, firm or entity, confidential information or trade secrets relating to the Group, including, without limitation, business strategies, operating plans, acquisition strategies (including the identities of (and any other information concerning) possible acquisition candidates), financial information, market analysis, acquisition terms and conditions, personnel information, know-how, customer lists and relationships, supplier lists and relationships, or other non-public proprietary and confidential information relating to the Group. The foregoing confidentiality agreement shall not apply if the communication (i) is required in the course of performing his or her duties as an employee of the Company or its Subsidiaries, (ii) is made with the Board of Directors’ written consent, (iii) relates to information that is or becomes generally known by the public other than as a result of a breach hereof, or (iv) is required to be disclosed by law or judicial or administrative process.
          During his or her service as an employee of the Company or its Subsidiaries and for the two-year period thereafter, the Optionee shall not, directly or indirectly, for himself or herself or on behalf of any other person, firm or entity: (i) solicit, hire, employ, engage, retain or enter into a business affiliation with any person who at any time during the preceding 12-month period was an employee of, the Company or any of its Subsidiaries, or (ii) encourage, induce or attempt to encourage or induce any person who at any time during the preceding 12-month period was a supplier or customer of the Company or any of its Subsidiaries to cease doing business with the Company or any of its Subsidiaries or to decrease the amount of business such supplier or customer does with the Company or any of its Subsidiaries.
          During his or her service as an employee of the Company or its Subsidiaries and for the 6-month period (or for such period during which Optionee receives severance from the Company, if longer) thereafter, the Optionee shall not, directly or indirectly, engage in, or serve as a principal, partner, joint venturer, member, creditor, manager, trustee, agent, stockholder, director, officer or employee of, or advisor to, or in any other capacity, or in any manner, own, control, finance, manage, operate, or otherwise participate, invest, or have any interest in, or be connected with, any person, firm or entity which manufactures, markets, offers for sale, sells or distributes products or provides services substantially similar to, or competitive with, those services provided and/or products manufactured, marketed, offered for sale, sold or distributed by the Company or its Subsidiaries (collectively, the “Company Business”) anywhere in North America or any other country in which the Company Business was conducted, related services were provided or related sales were effected during the preceding two years.
          Whether during or after the term of his or her employment, the Optionee shall not disparage, defame or discredit any member of the Group or engage in any activity which would have the effect of disparaging, defaming or discrediting any member of the Group.
          The Optionee acknowledges that his or her service as an employee of the Company (or its Subsidiaries), as the case may be, and the agreements herein are reasonable and necessary for the protection of the Company and its Subsidiaries and affiliates and are an essential inducement to the Company’s grant of the Option. Accordingly, the Optionee shall be bound by the provisions hereof to the maximum extent permitted by law, it being the intent and spirit of the parties that the foregoing shall be fully enforceable. However, the parties further agree that, if any of the provisions hereof shall for any reason be held to be excessively broad as to duration, geographical scope, property or subject matter, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall herein pertain.
          The Optionee acknowledges that the services to be rendered by him or her to the Company or its Subsidiaries are of a unique nature and that it would be difficult or impossible to replace such services and that by reason thereof the Optionee agrees and consents that if he or she violates the provisions of this Annex A, the Company or its Subsidiaries and affiliates, in addition to any other rights and remedies available under this Grant Agreement or otherwise, shall be entitled to an injunction to be issued or specific performance to be required restricting the Optionee from committing or continuing any such violation.

ANNEX B
Stock Option Plan of Horsehead Holding Corp.
Notice of Exercise of Stock Option
     1. Exercise of Option. Pursuant to the Second Amended and Restated 2004 Stock Option Plan of Horsehead Holding Corp. (the “Plan”) and my agreement with Horsehead Holding Corp. (the “Company”) dated November 30, 2006 (the “Grant Agreement”), I hereby elect to exercise my nonqualified stock option (the “Option”) to the extent of                      shares of Common Stock of the Company (the “Shares”).
     2. Delivery of Payment. I hereby deliver to the Company a cashier’s check in the amount of $                      in full payment of the purchase price of the Shares determined by multiplying (a) the exercise price per Share as set forth in my Grant Agreement, by (b) the number of Shares as to which I am exercising the Option and in satisfaction of my obligation to remit to the Company an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with this exercise, or through such other payment method agreed to by the Company and permitted under the terms of the Plan.
     3. Representations. In connection with my exercise of the Option, I hereby represent to the Company as follows:
          (a) I am aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.
          (b) I understand that the Shares may be “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, I must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or unless an exemption from such registration and qualification requirements is available. I acknowledge that the Company has no obligation to register or qualify the Shares for resale. I further acknowledge that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of my control, and which the Company is under no obligation to and may not be able to satisfy.
          (c) I understand that there is no public market for the Shares, that no market may ever develop for them, and that the Shares have not been approved or disapproved by the Securities and Exchange Commission or any other federal, state or other governmental agency.
          (d) I understand that the Shares are subject to certain restrictions on transfer set forth in the Plan. Both the Plan and the Grant Agreement are incorporated herein by reference.
          (e) I understand that any Shares purchased hereunder shall be subject (if not previously terminated) to the Securityholders’ Agreement of the Company dated as of December 23, 2003, as it may be amended from time to time (“Securityholders’ Agreement”), a copy of which has been provided to me, and that it is a condition to the exercise of my Option that I execute the attached signature page of the Securityholders’ Agreement, agreeing to be bound thereby. I have had a full and fair opportunity to review the Securityholders’ Agreement prior to exercising the Option.

          (f) I understand that the certificate representing the Shares, unless registered under the Securities Act of 1933, as amended, will be imprinted with the following legends:
THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.
THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY ARE HELD SUBJECT TO THE TERMS, COVENANTS AND CONDITIONS OF A SECURITYHOLDERS’ AGREEMENT DATED AS OF DECEMBER 23, 2003, AS SUCH AGREEMENT MAY BE AMENDED, BY AND AMONG THE STOCKHOLDERS OF HORSEHEAD HOLDING CORP., AND MAY NOT BE TRANSFERRED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS AND PROVISIONS THEREOF. A COPY OF SAID AGREEMENT AND ALL AMENDMENTS THERETO IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.
          (g) I have consulted my own tax advisors in connection with my exercise of this Option and I am not relying upon the Company for any tax advice.
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Submitted by the Optionholder:

Date:	By:

Print Name:

Address:

Social Security No.

Received and Accepted by the Company:

Horsehead Holding Corp.

By:

Print Name:

Title:
Note: If options are being exercised on behalf of a deceased Plan participant, then this Notice must be signed by such participant’s personal representative and must be accompanied by a certificate issued by an appropriate authority evidencing that the individual signing this Notice has been duly appointed and is currently serving as the participant’s personal representative under applicable local law governing decedents’ estates.

ANNEX C
SECOND AMENDED AND RESTATED 2004 STOCK OPTION PLAN
See attached.

ANNEX D
SECURITYHOLDERS AGREEMENT
See attached.